Exhibit 32.1

                                  CERTIFICATION

I, Tor Olav Tr0im, certify that:

1.   I have reviewed this amended Form 20-F of Golar LNG Limited; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 19, 2005

/s/ Tor Olav Troim
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Chief Executive Officer